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                                                                      Exhibit 11
                             FOREST OIL CORPORATION
                  Calculation of Loss Per Share of Common Stock
                                   (Unaudited)
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
                                                                    Three Months Ended                        Six Months Ended
                                                            -------------------------------         ------------------------------
                                                              June 30,            June 30,            June 30,            June 30,
                                                                1995                1994                1995                1994
                                                           -----------          ----------          ----------          ----------
                                                                        (In Thousands Except Per Share Amounts)
PRIMARY LOSS PER SHARE:
     Net loss                                                  $(4,815)               (265)             (7,959)            (14,019)

     Less dividends payable on:
       $.75 Convertible Preferred Stock                           (540)               (540)             (1,080)             (1,080)
                                                            ----------          ----------          ----------          ----------

     Net loss attributable to common stock
      for primary loss per share calculation                  $ (5,355)               (805)             (9,039)            (15,099)
                                                            ----------          ----------          ----------          ----------
                                                            ----------          ----------          ----------          ----------

         Weighted  average number of common
          shares outstanding                                    28,470              28,071              28,352              28,039
                                                            ----------          ----------          ----------          ----------
                                                            ----------          ----------          ----------          ----------

     Primary loss per share of common stock                     $ (.19)               (.03)               (.32)               (.54)
                                                            ----------          ----------          ----------          ----------
                                                            ----------          ----------          ----------          ----------
FULLY DILUTED LOSS PER SHARE:
     Net loss attributable to common stock, as above           $(5,355)               (805)             (9,039)            (15,099)
     Add:
      Dividend requirements on:
      $.75 Convertible Preferred Stock                             540                 540               1,080               1,080
                                                            ----------          ----------          ----------          ----------


     Loss applicable to fully diluted calculation             $ (4,815)               (265)             (7,959)            (14,019)
                                                            ----------          ----------          ----------          ----------
                                                            ----------          ----------          ----------          ----------

Common shares applicable to fully diluted calculation:

     Weighted average number of common shares
      outstanding, as above                                     28,470              28,071              28,352              28,039
     Add:
      Weighted average number of shares issuable
        upon assumed conversion of Convertible
        Preferred Stock                                         10,083              10,083              10,083              10,083
                                                            ----------          ----------          ----------          ----------

Common shares applicable to fully diluted calculation           38,553              38,154              38,435              38,122
                                                            ----------          ----------          ----------          ----------
                                                            ----------          ----------          ----------          ----------

Fully diluted loss per share*                                    $(.12)               (.01)               (.21)               (.37)
                                                            ----------          ----------          ----------          ----------
                                                            ----------          ----------          ----------          ----------

     *The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.
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